Southwest Iowa Renewable Energy, LLC Announces Results of Third Quarter 2013

Council Bluffs, Iowa ----- August 14, 2013 ---- On August 14, 2013, Southwest Iowa Renewable Energy, LLC (“SIRE”) announced its financial results for the three and nine months ended June 30, 2013. SIRE reported net income of $1,501,000 or $114.24 per unit, compared to a net loss of $4,153,000 or $316.09 per unit for the three months ended June 30, 2013 and 2012, respectively. SIRE reported a net loss of $9,606,000 or $731.11 per unit, compared to net income of $856,000 or $65.15 per unit for the nine months ended June 30, 2013 and 2012, respectively.

Adjusted EBITDA, which is defined as earnings before interest, income taxes, and depreciation and/or amortization, or EBITDA, as adjusted for unrealized hedging losses (gains) was $7,181,000 for the three months ended June 30, 2013 and $783,000 for the three months ended June 30, 2012. Adjusted EBITDA was $9,959,000 for the nine months ended June 30, 2013 and $11,657,000 for the nine months ended June 30, 2012. For reconciliations of Adjusted EBITDA to net income attributable to SIRE, see “Adjusted EBITDA” below.

SIRE had $9.73 million in cash and equivalents and $6.714 million available under committed loan agreements (subject to satisfaction of specified lending conditions and covenants) at June 30, 2013. The cash flow from operations was $4,626,000 compared to $12,347,000 for the nine months ended June 30, 2013 and 2012, respectively; with the overall cash flow for the nine months ended June 30, 2013 of $3,447,000 compared to ($2,769,000) for the nine months ended June 30, 2012.

Brian Cahill, SIRE's President and CEO stated, “As we look back on the three months ended June 30, 2013 we continue to make strong strides in improving our operations through lower costs and brining our production back to full capacity. This resulted in improved margins and adjusted EBITDA along with positive earnings. We look forward to lower grain prices as we move closer to harvest".

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon capacity ethanol plant. SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the continental United States. SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, important factors

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that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Summary Balance Sheets

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets
(Dollars in thousands)

ASSETS	June 30, 2013	September 30, 2012
	(Unaudited)
Current Assets
Cash and cash equivalents	$9,732	$6,285
Restricted cash	303	302
Accounts receivable	333	268
Accounts receivable, related party	10,724	12,088
Derivative financial instruments	1,789	976
Inventory	17,748	12,427
Derivative financial instruments, related party	—	4,013
Prepaid expenses and other	678	394
Total current assets	41,307	36,753

Property, Plant and Equipment
Land	2,064	2,064
Plant, building and equipment	204,952	204,597
Office and other equipment	751	751
	207,767	207,412
Accumulated depreciation	(62,146)	(53,679)
Net property and equipment	145,621	153,733

Other Assets
Financing costs, net of amortization of $3,607 and $3,202, respectively	596	1,001
Other assets	896	896
	1,492	1,897
Total Assets	$188,420	$192,383

LIABILITIES AND MEMBERS' EQUITY	June 30, 2013	September 30, 2012
	(Unaudited)
Current Liabilities
Accounts payable	$1,343	$1,366
Accounts payable, related parties	6,705	3,937
Derivative financial instruments, related party	1,671	—
Accrued expenses	2,287	2,837
Accrued expenses, related parties	2,283	1,657
Current maturities of notes payable and LOC	27,076	20,001
Total current liabilities	41,365	29,798

Long Term Liabilities
Notes payable, less current maturities	109,174	115,023
Other long-term liabilities	425	500
Total long term liabilities	109,599	115,523

Members' Equity
Members' capital
13,139 Units issued and outstanding	76,474	76,474
Accumulated deficit)	(39,018)	(29,412)
Total members' equity	37,456	47,062

Total Liabilities and Members' Equity	$188,420	$192,383

Financial Results
SOUTHWEST IOWA RENEWABLE ENERGY, LLC Statements of Operations (Dollars in thousands)

(Unaudited)
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues	$94,472	$79,820	$247,996	$264,897
Cost of Goods Sold
Cost of goods sold-non hedging	92,069	81,065	247,195	257,677
Realized & unrealized hedging (gains) losses	(2,336)	(538)	442,530	(4,274,696)
	89,733	80,527	247,638	253,402

Gross Margin (Loss)	4,739	(707)	358	11,495

General and administrative expenses	942	1,048	2,930	3,378

Operating Income (Loss)	3,797	(1,755)	(2,572)	8,117

Other Income (Expense)
Interest and other income	20	11	76	81
Interest expense	(2,316)	(2,409)	(7,110)	(7,342)
	(2,296)	(2,398)	(7,034)	(7,261)

Net Income (Loss)	$1,501	$(4,153)	$(9,606)	$856

Weighted average units outstanding - basic	13,139	13,139	13,139	13,139
Weighted average units outstanding - diluted	29,375	13,139	13,139	13,139
Income (loss) per unit - basic	$114.24	$(316.09)	$(731.11)	$65.15
Income (loss) per unit - diluted	$83.71	$(316.09)	$(731.11)	$65.15

Management uses Adjusted EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that adjusted EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Adjusted EBITDA calculations may vary from company to company. Accordingly, our computation of Adjusted EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Adjusted EBITDA for the periods indicated:

Adjusted EBITDA to net income (loss) for the three months ended June 30, 2013 and June 30, 2012

	For the three months	For the three months
	June 30, 2013	June 30, 2012
	in 000's	in 000's
EBITDA
Net Income (Loss)	$1,501	$(4,153)
Interest Expense, interest income, and other income	2,161	2,273
Depreciation & Amortization	2,984	2,985
EBITDA	6,646	1,105

Unrealized Hedging (gain) loss	535	(322)

Adjusted EBITDA	$7,181	$783

Adjusted EBITDA per unit	$546.54	$59.59
Adjusted EBITDA to net income (loss) for the six months ended June 30, 2013 and June 30, 2012

	For the nine months	For the nine months
	June 30, 2013	June 30, 2012
	in 000's	in 000's
EBITDA
Net Income (Loss)	$(9,606)	$856
Interest Expense, interest income, and other income	6,629	6,910
Depreciation & Amortization	8,951	8,917
EBITDA	5,974	16,683

Unrealized Hedging (gain) loss	3,985	(5,026)

Adjusted EBITDA	$9,959	$11,657

Adjusted EBITDA per unit	$757.97	$887.21

Statistical Information

	For the three months ended			For the three months ended
	June 30, 2013			June 30, 2012
	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price
Statistical Revenue Information
Denatured Ethanol	28,920,871	76.43%	$2.35	28,735,866	74.53%	$2.07
Dry Distiller's Grains	68,314	17.32%	$239.57	71,827	18.54%	$209.92
Wet Distiller's Grains	32,725	3.27%	$94.53	26,870	3.02%	$89.59
Syrup	9,909	0.71%	$67.52	5,329	0.44%	$65.88
Corn Oil	2,873	2.27%	$745.08	3,581	3.47%	$773.33

	For the Nine Months ended			For the Nine Months ended
	June 30, 2013			June 30, 2012
	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price
Statistical Revenue Information
Denatured Ethanol	78,154,892	74.58%	$2.37	92,351,685	77.49%	$2.22
Dry Distiller's Grains	174,794	17.85%	$252.85	221,657	16.68%	$200.63
Wet Distiller's Grains	100,107	4.37%	$108.36	78,410	2.57%	$86.68
Syrup	25,374	0.76%	$74.71	23,817	0.45%	$50.21
Corn Oil	8,286	2.46%	$736.50	9,818	2.81%	$758.12

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392